Exhibit 99.01

                              RCN CORPORATION
                        1997 EQUITY INCENTIVE PLAN


1.  Definitions

               The purpose of the Plan is to provide a means through which the Company may attract able persons to enter and remain in the employ of the Company and its Subsidiaries and to provide a means whereby they can acquire and maintain Common Stock ownership, or be paid incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and promoting an identity of interest between stockholders of the Company and these employees, directors and consultants.

               So that the appropriate incentive can be provided, the Plan provides for granting Incentive Stock Options, Nonqualified Stock Options, Outperformance Options, Stock Appreciation Rights, Restricted Stock Awards, Phantom Stock Unit Awards, Performance Stock Unit Awards and other Stock-based awards, or any combination of the foregoing.

2.  Definitions

               The following definitions shall be applicable throughout the Plan.

               (a) "Award" means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Outperformance Option, Stock Appreciation Right, Restricted Stock Award, Phantom Stock Unit Award, Performance Share Unit Award or any other Stock-based award under the Plan.

               (b) "Award Agreement" means the agreement between the Company and a Participant who has been granted an Award which defines the rights and obligations of the parties with respect to such Award.

               (c) "Award Period" means a period of time within which performance is measured for the purpose of determining whether an Award of Performance Share Units has been earned.

               (d) "Board" means the Board of Directors of the Company.

               (e) "Cause" means the Company or a Subsidiary (as the case may be) having cause to terminate a Participant's employment or service in accordance with the provisions of any existing employment, consulting or any other agreement between the Participant and the Company or a Subsidiary (as the case may be) or, in the absence of such an employment, consulting or other agreement, upon (i) the determination by the Company or a Subsidiary (as the case may be) that the Participant has ceased to perform his duties to the Company or a Subsidiary (as the case may be) (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to intentional and extended neglect of his duties,
(ii) the Committee's determination that the Participant has engaged in conduct materially injurious to the Company, or (iii) the Participant having pled no contest to a charge of a felony or having been convicted of a felony.

               (f) A "Change in Control" shall be deemed to occur, unless the Board otherwise directs by prior resolution, in the event that:

                         (i) Except as provided in subparagraph (v) of this definition, any person, entity or group (within the meaning of Section 13(d)(3) of the Exchange Act, other than Peter Kiewit & Sons, Inc. and its affiliates, becomes directly or indirectly, in a single transaction or in a related series of transactions by way of merger, consolidation or other business combination or otherwise, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of the capital stock of the Company entitled to more than 40% of the aggregate votes represented by the capital stock of all classes of common stock of the Company entitled to vote generally in the election of directors ("Outstanding Voting Securities"); provided, however, that the following acquisitions will not constitute a Change of Control: (A) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary or (B) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (A) and (B) of clause (iii) of this definition are satisfied; or

                        (ii) Individuals who, as of the effective date of the Plan, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Company's Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board; or

                       (iii) The occurrence of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (A) more than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Voting Securities, and (B) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

                        (iv) Approval by the shareholders of the Company of (A) a complete liquidation or dissolution of the Company, as applicable, or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (1) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively of the Outstanding Voting Securities immediately prior to such sale or other disposition, in substantially the same proportion as their ownership immediately prior to such sale or other disposition, of the Outstanding Voting Securities and (2) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company; provided, however, that no transaction resulting in the disposition of one or more Subsidiaries or other business units of the Company will be treated as substantially all of the assets of the Company unless the assets so disposed of comprise more than 90% of all corporate assets.

                         (v)  If Peter Kiewit & Sons, Inc. and its
                    affiliates reduce their direct or indirect ownership interest of the Outstanding Voting Securities of the Company (the "Kiewit Interest"), below the percentage of ownership of such securities on the Effective Date, then there shall be substituted, for the reference to "50%" appearing in the text of subparagraph (i) of this definition, a percentage equal to 50% minus the number of whole percentage points by which the Kiewit Interest was reduced below 50%, but the substituted percentage shall in no event be less than 40%.

               (g) "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

               (h) "Committee" means the Compensation Committee appointed by the Board to administer the Plan.

               (i) "Common Stock" means the common stock, par value $1.00 per share, of the Company.

               (j) "Company" means RCN Corporation, a Delaware corporation.

               (k) "Date of Grant" means the date on which the granting of an Award authorized or such other date as may be specified in such authorization.

               (l) "Disability" means that the Participant has been determined to meet the requirements for payment of long-term disability benefits be reason of total disability in accordance with the provisions of the Company's Long-Term Disability Plan.

               (m) "Eligible Person" means any (i) person regularly employed by the Company or Parent or a Subsidiary; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director of the Company; (iii) consultant to the Company or a Subsidiary; or (iv) employee of Cable Michigan, Inc. ("CMI") or C-TEC Corporation ("C-TEC") or any successors thereto who is or may be granted options to purchase shares of Common Stock in connection with a distribution by C-TEC to its shareholders of shares of Common Stock.

               (n) "Exchange Act" means the Security Exchange Act of 1934.

               (o) "Fair Market Value" on a given date means (i) if the Stock is listed on a national securities exchange, the average between the highest and lowest sale prices reported as having occurred on the primary exchange with which the Stock is listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Stock is not listed on any national securities exchange but is quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, the average between the highest and lowest sale reported on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Stock is not listed on a national securities exchange nor quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Stock accurately.

               (p) "Holder" means a Participant who has been granted an Award.

               (q) "Incentive Stock Option" means an Option granted by the Committee to a Participant under the Plan which is designated by the Committee as an "incentive stock option" within the meaning of Section 422 of the Code.

               (r) "Non-Employee Director" means a "non-employee director" within the meaning of Rule 16b-3 of the Exchange Act or any successor rule or regulation.

               (s) "Nonqualified Stock Option" means an Option granted under the Plan which is not designated as an Incentive Stock Option.

               (t) "Normal Termination" means termination of employment or service with the Company or a Subsidiary, C-TEC or CMI, as the case may be:

                         (i) Upon retirement pursuant to the retirement plan of the Company or a subsidiary (as the case may be), as may be applicable at the time to the Participant in question;

                         (ii)  On account of Disability; or

                         (iii)  By the Company without Cause.

               (u) "Option" means an Incentive Stock Option or a
Nonqualified Stock Option.

               (v) "Option Period" means the Period of time set by the Committee after which time an Option, OSO or SAR will expire.

               (w) "Option Price" means the exercise price set for an Option described in Section 7(a).

               (x) "Outperformance Option" or "OSO" means an Award granted under Section 8.

               (y) "Outside Director" means a member of the Board who is not also an employee of the Company.

               (z) "Participant" means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award.

               (aa) "Performance Goals" means the performance objective of the Company during an Award Period, Restricted Period or other period, with respect to Performance Share Units, Restricted Stock, Phantom Stock Units or other Awards, respectively, established for the purpose of determining whether, and to what extent, such Awards will be earned for such period. Performance goals intended to comply with Section 162(m) of the Code shall be based on the business criteria available to set performance goals under the Company's 1997 Bonus Plan.

               (bb) "Performance Share Unit" means a hypothetical investment equivalent equal to one share of Stock granted in connection with an Award made under Section 10.

               (cc) "Phantom Stock Unit" means a hypothetical investment equivalent equal to one share of Stock granted in connection with an Award made under Section 11.

               (dd) "Plan" means the Company's 1997 Equity Incentive Plan.

               (ee) "Qualified Committee" means a committee composed of at least two Qualified Directors.

               (ff) "Qualified Director" means a person who is (i) a Non-Employee Director and (ii) an "outside director" within the meaning of
Section 162(m) of the Code.

               (gg) "Restricted Period" means, with respect to any share of Restricted Stock or any Phantom Stock Unit, the period of time determined by the Committee during which such Award is subject to the restrictions set forth in Section 11.

               (hh) "Restricted Stock" means shares of Stock issued or transferred to a Participant subject to forfeiture and the other restrictions set forth in Section 11.

               (ii) "Restricted Stock Award" means an Award of Restricted Stock granted under Section 11.

               (jj) "Securities Act" means the Securities Act of 1933, as amended.

               (kk) "Stock" means the Common Stock or such other authorized shares of stock of the Company as from time to time may be authorized for use under the Plan.

               (ll) "Stock Appreciation Right" or "SAR" means an Award granted under Section 9.

               (mm) "Subsidiary" means a corporation which is a "subsidiary corporation" of the Company or the Parent as defined in Section 424 of the Code.

               (nn) "Adjusted Price" shall have the meaning ascribed thereto in subsection 8(c).

               (oo) "Annualized Percentage RCN Stock Price Change" shall have the meaning ascribed thereto in subsection 8(g).

               (pp) "Annualized Percentage S&P Change" shall have the meaning ascribed thereto in subsection 8(g).

               (qq) "Annualized Percentage S&P Performance" shall have the meaning ascribed thereto in subsection 8(c).

               (rr) "RCN Period" shall have the meaning ascribed thereto in subsection 8(g).

               (ss) "Dividend Equivalents" shall have the meaning ascribed thereto in subsection 11(a)(iv).

               (tt) "Initial Price" shall have the meaning ascribed thereto in subsection 8(b).

               (uu) "Multiplier" shall have the meaning ascribed thereto in subsection 8(f).

               (vv) "Outperformance Percentage" shall have the meaning ascribed thereto in subsection 8(h).

               (ww) "S&P Period" shall have the meaning ascribed thereto in subsection 8(c).

               (xx) "Substituted Index" shall have the meaning ascribed thereto in subsection 8(j).

               (yy) "Parent" means a corporation which is a "parent corporation" of the Company as defined in Section 424 of the Code.

3.  Effective Date, Duration and Shareholder Approval

               The Plan is effective as of October 1, 1997, the date of adoption of the Plan by the Board. The effectiveness of the Plan and the validity of any and all Awards granted pursuant to the Plan is contingent upon approval of the Plan by the stockholders of the Company in a manner which complies with (i) Section 422(b)(1) and Section 162(m) of the Code and (ii) the requirements of the primary national securities exchange with which the Common Stock is listed, if so listed, and/or the National Market System of the National Association of Securities Dealers Automated Quotation System, if the Common Stock is quoted thereon. Unless and until the stockholders approve the Plan in compliance with the applicable requirements, no Award granted under the Plan shall be effective.

               The expiration date of the Plan, after which no Awards may be granted hereunder, shall be September 30, 2007; provided, however, that the administration of the Plan shall continue in effect until all matters relating to the payment of Awards previously granted have been settled.

4.  Administration

               The Committee shall administer the Plan. The majority of the members of the Committee shall constitute a quorum. The acts of majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

               Subject to the provisions of the Plan, the Committee shall have exclusive power to:

               (a)  Select the Eligible Persons to participate in the Plan;

               (b) Determine the nature and extent of the Awards to be made to each Participant;

               (c) Determine the time or times when Awards will be made to Eligible Persons;

               (d) Determine the duration of each Award Period and Restricted Period;

               (e) Determine the conditions to which the payment of Awards may be subject;

               (f) Establish the Performance Goals, if any, for each Award;

               (g) Prescribe the form of Award Agreement or other form or forms evidencing Awards;

               (h) Cause records to be established in which there shall be entered, from time to time as Awards are made to Eligible Persons, the date of each Award, the number of Incentive Stock Options, Nonqualified Stock Options, OSOs, SARs, Phantom Stock Units, Performance Share Units, shares of Restricted Stock and any other Awards granted by the Committee to each Eligible Person, the expiration date and the duration of any applicable Award Period or Restricted Period and the number of shares of Stock underlying each Award; and

               (i) At any time prior to or in connection with any termination of employment or service of a Holder with the Company or its subsidiaries, provide for a longer post-termination exercise or survival period with respect to any Award (not to exceed three years) or modify any such forfeiture provisions with respect to any Award; except to the extent that the ability to so modify an Award shall cause an Award intended to qualify as "performance-based" under Section 162(m) to not so qualify.

               The Committee shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee's interpretation of the Plan or any documents evidencing Awards granted pursuant thereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties unless otherwise determined by the Board.

5.  Grant of Awards; Shares Subject to the Plan

               The Committee may, from time to time, grant Awards of Options, OSOs, Stock Appreciation Rights, Restricted Stock, Phantom Stock Units, Performance Share Units and/or any other Award authorized under the Plan to one or more Eligible Persons; provided, however, that:

               (a) Subject to Section 15, the aggregate number of shares of Stock made subject to all Awards may not exceed 5,000,000.

               (b) Such shares shall be deemed to have been used in payment of Awards whether they are actually delivered or the Fair Market Value equivalent of such shares is paid in cash. In the event any Option, OSO, SAR not attached to an Option, Restricted Stock Award, Phantom Stock Unit, Performance Share Unit shall be surrendered, terminate, expire, or be forfeited or any other Award, the number of shares of Stock no longer subject thereto shall thereupon be released and shall thereafter be available for new Awards under the Plan;

               (c) Stock delivered by the Company in settlement of Awards under the Plan may be authorized and unissued Stock or Stock held in the treasury of the Company or may be purchased on the open market or by private purchase;

               (d) No Participant may receive Awards under the Plan with respect to more than 1,000,000 shares of Stock in any one year; and

               (e) The Committee may, in its sole discretion, require a Participant to pay consideration for an Award in an amount and in a manner as the Committee deems appropriate.

6.  Eligibility

               Participation shall be limited to Eligible Persons who have received written notification from the committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

7.  Stock Options

               The Committee is authorized to grant one or more Incentive Stock Options or Nonqualified Stock Options to any Eligible Person; provided, however, that no Incentive Stock Options shall be granted to any Eligible Person who is not an employee of the Company. Each Option so granted shall be subject to the following conditions, or to such other conditions as may be reflected in the applicable Award Agreement.

               (a) Option price. The Option Price per share of Stock for each Option shall be set by the Committee at the time of grant but, with respect to Incentive Stock Options, shall not be less than the Fair Market Value of a share of Stock at the Date of Grant.

               (b) Manner of exercise and form of payment. Options which have become exercisable may be exercised by delivery of written notice of exercise to the Committee accompanied by payment of the Option Price. The Option Price shall be payable in cash or, in the discretion of the Committee, either (i) in shares of Stock valued at the Fair Market Value at the time the Option is exercised, (ii) in other property having a fair market value on the date of exercise equal to the Option Price, or (iii) by delivering to the Committee a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the Option Price.

                         (i) Option Period and Vesting. Options shall vest and become exercisable in such manner and on such date or dates as shall be determined by the Committee. The Committee shall also establish an Option Period which shall not exceed ten years. Notwithstanding any dates set by the Committee for vesting and exercisability, the Committee may in its sole discretion accelerate the vesting and exercisability of any Option. If an Option is exercisable in installments, exercise of one installment shall not effect the Holder's ability to exercise unexercised installments in accordance with the terms of the Plan and the applicable Award Agreement. The Option shall expire upon a Holder's termination of employment with the Company or a Subsidiary at such times as are set forth in Section 13.

               (c) Other Terms and Conditions. Each Option granted under the Plan shall be evidenced by an Award Agreement, which shall contain such provisions as may be determined by the Committee and, except as may be specifically stated otherwise in such Award Agreement, be subject to the following terms and conditions:

                         (i)  Each Option or portion thereof that is
                    exercisable shall be exercisable for the full amount or for any part thereof.

                         (ii) Each share of Stock purchased through the exercise of an Option shall be paid for in full at the time of the exercise. Each Option shall cease to be exercisable, as to any share of Stock, when the Holder purchases the share or exercises a related SAR or when the Option expires.

                         (iii) Subject to Section 14(k), Options shall not be transferable by the Holder except by will or the laws of descent and distribution and shall be exercisable during the Holder's lifetime only by the Holder.

                         (iv)  Each Option shall vest and become
                    exercisable by the Holder in accordance with the vesting schedule established by the Committee and set forth in the Award Agreement.

                         (v) Each Award Agreement may contain a provision that, upon demand by the Committee for such a representation, the Holder shall deliver to the Committee at the time of the exercise of an Option a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option shall be a condition precedent to the right of the Holder or such other person to purchase any shares. In the event certificates for Stock are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

                         (vi) Each Incentive Stock Option Award Agreement shall contain a provision requiring the Holder to notify the Company in writing immediately after the Holder makes a disqualifying disposition of any Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Stock before the later of (a) two years after the Date of Grant of the Incentive Stock Option or (b) one year after the date the Holder acquired the Stock by exercising the Incentive Stock Option.

               (d) Incentive Stock Option Grants to 10% Stockholders. Notwithstanding anything to the contrary in this Section 7, if an Incentive Stock Option is granted to a Holder who owns stock representing more than ten percent of the voting power of all classes of stock of the Company, its Parent or of a Subsidiary, the Option Period shall not exceed five years from the Date of Grant of such Option and the Option Price shall be at least 110 percent of the Fair Market Value (on the Date of Grant) of the Stock subject to the Option.

               (e) $100,000 Per Year Limitation for Incentive Stock Options. To the extent the aggregate Fair Market Value (determined as of the Date of Grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company, its Parent and its Subsidiaries) exceeds $100,000, the portion of the Option under which such excess arises shall be treated as Nonqualified Stock Option.

               (f) Voluntary Surrender. The Committee may permit the voluntary surrender of all or any portion of any Nonqualified Stock Option issued pursuant to this Section 7 and its corresponding SAR, if any, granted under the Plan to be conditioned upon the granting to the Holder of a new Option for the same or a different number of shares as the Option surrendered or require such voluntary surrender as a condition precedent to a grant of a new Option to such Participant. Such new Option shall be exercisable at an Option Price, during an Option Period, and in accordance with any other terms or conditions specified by the Committee at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the Option Price, Option Period, or any other terms and conditions of the Nonqualified Stock Option surrendered.

8.  Outperformance Options

               The Committee may from time to time at its discretion, subject to the provisions of the Plan, grant one or more Outperformance Options to any Eligible Person. At the time of each grant, the Committee shall determine the number of shares subject to such Outperformance Options and, subject to the provisions of the Plan, any other terms or conditions affecting the Outperformance Options. Each such Outperformance Option shall be evidenced by an Award Agreement containing terms and conditions established by the Committee not inconsistent with the provisions of the Plan. Such agreements need not be identical with respect to Participants.

               Subject to subsections 8(i) and 8(j) below, the terms of the Outperformance Options granted pursuant to this Plan shall include the following:

                    (a) Each Outperformance Option shall relate to a number of shares of Stock.

                    (b) The initial per-share exercise price of an Outperformance Option (the "Initial Share") shall be equal to the Fair Market Value per share of Stock on the trading day immediately preceding the Date of Grant.

                    (c) The Initial Price shall be adjusted upward or downward as of the date of exercise of such Outperformance Option (the "Adjusted Price"), by a percentage equal to the annualized percentage increase or decrease in the Standard & Poor's 500 Index (the "Annualized Percentage S&P Performance") over the period (the "S&P Period") beginning on the date of grant and ending on the trading day immediately preceding the date of exercise; provided, however, that the Adjusted Price may never be less than the Initial Price unless the closing price of stock on the trading day immediately preceding the date of exercise is equal to or greater than the Initial Price. For purposes of determining the Annualized Percentage S&P Performance with respect to any S&P Period, the Standard & Poor's 500 Index as of the last day of the S&P Period shall be deemed to equal the average closing value of such index over the ten-consecutive-trading day period ending on the last day of such S&P Period.

                    (d) The Option Period of each Outperformance Option shall be ten (10) years from the date of grant or such shorter period as determined by the Committee.

                    (e) Each Outperformance Option shall become vested and exercisable in accordance with the terms and conditions established by the Committee and reflected in the written Award Agreement.

                    (f) Upon receipt by the Committee of a Holder's notice of intent to exercise an Outperformance Option, the Committee shall deliver to the Participant with respect to and in cancellation of the portion of the Outperformance Option being exercised (i) a number of whole shares of Stock with a fair market value equal to the product of (a) the closing price of a share of Stock on the trading day immediately preceding the date of exercise, less the Adjusted Price, multiplied by (B) the multiplication factor to be applied to the Outperformance Option (the "Multiplier"), plus (ii) cash in lieu of fractional shares, unless the Committee determines, in its discretion, to elect any one or more of the following methods of payment with respect to and in cancellation of the Outperformance Option:
               (1) the Committee may, upon the receipt from the Participant of an amount with respect to the portion of the Outperformance Option being exercised equal to the Adjusted Price multiplied by the Multiplier, deliver to such Participant a number of shares of Stock equal to the product of the number of shares relating to the Outperformance Option being exercised and the Multiplier; or (2) the Committee may provide to a Participant any other form of benefit or arrangement (including, without limitation, shares of Common Stock, cash or a combination thereof) which, in the Committee's judgment after considering all relevant factors, provides substantially equivalent economic benefit to such Participant.

                    (g) The Multiplier shall be determined on the date of exercise based on the extent to which the annualized percentage change (expressed as a whole percentage point followed by two decimal places) in the fair market value per share of Stock (the "Annualized Percentage RCN Stock Price Change") over the period (the "RCN Period") beginning on the date of grant and ending on the trading day immediately preceding the date of exercise exceeds the annualized percentage change (expressed as a whole percentage point followed by two decimal places) in the Standard and Poor's 500 Index (the "Annualized Percentage S&O Change") over the corresponding S&P Period (determined in a manner consistent with the determination of the Annualized Percentage S&P Performance under paragraph (c) above.

                    (h) The Multiplier shall be based on a range of factors each corresponding to a percentage (the "Outperformance Percentage") by which the Annualized Percentage RCN Stock Price Change exceeds the Annualized Percentage S&P Change. The range of factors and their relationship to the Outperformance Percentage shall be established by the Committee, at the sole discretion of the Committee (based on whatever information it deems appropriate), at the time of grant of the OSO, which factors and Outperformance Percentage may vary from Award to Award; provided, however, that, subject to adjustment as provided in Section 15 below, the Multiplier may not exceed eight
               (8).

                    (i)  Notwithstanding the foregoing provisions of this
               Section 8, the Committee may provide in the Award Agreement that the Multiplier shall be reduced by a percentage or percentages, with respect to any portion of the OSO exercised during one or more years following the Date of Grant. For purposes of determining the Annualized Percentage RCN Stock Price Change with respect to any RCN Period, the Fair Market Value of a share of Company Stock as of the last day of any RCN Period shall be deemed to equal the average of the closing prices of such share of stock over the ten-consecutive-trading-day period ending on the last day of such RCN Period.

                    (j)  Notwithstanding the foregoing provisions of this
               Section 8, the Committee may substitute, with respect to one or more tranches of grants, any other nationally recognized broad-based index of stock prices established and maintained by an independent third party (a "Substituted Index") for the Standard & Poor's 500 Index. Any such substitution may only be made at the time of the grant. If any such index is substituted for the Standard & Poor's Index, all defined terms used in the calculation of amounts due in respect of Outperformance Options which take their meaning by reference for the Standard & Poor's 500 Index shall instead take their meaning by reference to the Substituted Index.

9.  Stock Appreciation Rights

               Any Option granted under the Plan may include SARs, either at the Date of Grant or, except in the case of an Incentive Stock Option, by subsequent amendment. The Committee also may award SARs to Eligible Persons independent of any Option. An SAR shall confer on the Holder thereof the right to receive in shares of Stock, cash or a combination thereof the value equal to the excess of the Fair Market Value of one share of Stock on the date of exercise over the exercise price for the SAR, with respect to every share of Stock for which the SAR is granted. An SAR shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose, including, but not limited to, the following:

               (a) Vesting. SARS granted in connection with an Option shall become exercisable, be transferable and shall expire according to the same vesting schedule, transferability rules and expiration provisions as the corresponding Option. An SAR granted independent of an Option shall become exercisable, be transferable and shall have an Option Period in accordance with a vesting schedule, transferability rules and expiration provisions as established by the Committee and reflected in an Award Agreement.

               (b) Automatic exercise. If on the last day of the Option Period, the Fair Market Value of the Stock exceeds the Option Price (or in the case of an SAR granted independent of an Option, the Fair Market Value of the Stock on the Date of Grant), the Holder has not exercised the SAR or the corresponding Option, and neither the SAR nor the corresponding Option has expired, such SAR shall be deemed to have been exercised by the Holder on such last day and the Company shall make the appropriate payment therefor.

               (c) Payment. Upon the exercise of an SAR, the Company shall pay to the Holder an amount equal to the number of shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one share of Stock on the exercise date over the Option Price, in the case of an SAR granted in connection with an Option, or the Fair Market Value of one share of Stock on the Date of Grant, in the case of an SAR granted independent of an Option. The Company shall pay such excess in cash, in shares of Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Fractional shares shall be settled in cash.

               (d) Method of exercise. A Holder may exercise an SAR after such time as the SAR vests by filing an irrevocable written notice with the Committee or its designee, specifying the number of SARs to be exercised, and the date on which such SARs were awarded.

               (e) Expiration. Each SAR shall cease to be exercisable, as to any share of Stock, when the Holder exercises the SAR or exercises a related Option, with respect to such shares of Stock. In the case of an SAR granted independent of an Option, the Option Period shall be set by the Committee on the Date of Grant and shall not exceed ten years.

10.  Performance Shares

               (a) Award grants. The Committee is authorized to establish Performance Share programs to be effective over designated Award Periods determined by the Committee. The Committee may grant Awards of Performance Share Units to Eligible Persons in accordance with such Performance Share programs. Before or within 90 days after the beginning of each Award Period, the Committee will establish written Performance Goals based upon financial objectives for the Company for such Award Period and a schedule relating the accomplishment of the Performance Goals to the Awards to be earned by Holders. The Committee shall determine the number of Performance Share Units to be awarded, if any, to each Eligible Person who is selected to receive such an Award. The Committee may add new Participants to a Performance Share program after its commencement by making pro rata grants.

               (b) Determination of Award. At the completion of a Performance Share Award Period (provided the Holder is still in the employ or service of the Company or a Subsidiary), or at other times as specified by the Committee, the Committee shall calculate the number of shares of Stock earned with respect to each Holder's Performance Share Unit Award by multiplying the number of Performance Share Units granted to the Participant by a performance factor representing the degree of attainment of the Performance Goals. To the degree that the Performance Goals are not achieved at the end of the Performance Share Award Period, the Award shall expire.

               (c) Partial Awards. A Participant for less than a full Award Period, by reason of commencement of employment after the beginning of an Award Period, shall receive such portion of an Award, if any, for that Award Period as the Committee shall determine.

               (d) Payment of Performance Share Unit Awards. Performance Share Unit Awards shall be payable in that number of shares of Stock determined in accordance with Section 9(b); provided, however, that, at its discretion, the Committee may make payment to any Participant in the form of cash upon the specific request of such Participant. The amount of any payment made in cash shall be based upon the Fair Market Value of the Stock on the day prior to payment. Payments of Performance Share Unit Awards shall be made as soon as practicable after the completion of an Award Period.

               (e) Adjustment of Performance Goals. The Committee may, during the Award Period, make such adjustments to Performance Goals as it may deem appropriate, to compensate for, or reflect, (i) extraordinary or non-recurring events experienced during an Award Period by the Company or by any other corporation whose performance is relevant to the determination of whether Performance Goals have been attained; (ii) any significant changes that may have occurred during such Award Period in applicable accounting rules or principles or changes in the Company's method of accounting or in that of any other corporation whose performance is relevant to the determination of whether an Award has been earned or (iii) any significant changes that may have occurred during such Award Period in tax laws or other laws or regulations that alter or affect the computation of the measures of Performance Goals used for the calculation of Awards; provided, however, that, with respect to such Awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code, such adjustment shall be made only to the extent that the Committee determines that such adjustments may be made without a loss of deductibility of the compensation includible with respect to such Award under Section 162(m) of the Code.

11. Restricted Stock Awards and Phantom Stock Units

               (a)   Award of Restricted Stock and Phantom Stock Units.

                         (i) The Committee shall have the authority (1) to grant Restricted Stock and Phantom Stock Unit Awards,
                    (2) to issue or transfer Restricted Stock to Eligible Persons, and (3) to establish terms, conditions and restrictions applicable to such Restricted Stock and Phantom Stock Units, including the Restricted Period, which may differ with respect to each grantee, the time or times at which Restricted Stock or Phantom Stock Units shall be granted or become vested and the number of shares or units to be covered by each grant.

                        (ii) The Holder of a Restricted Stock Award shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held in escrow rather than delivered to the Holder pending the release of the applicable restrictions, the Holder additionally shall execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, and (ii) the appropriate blank stock powers with respect to the Restricted Stock covered by such agreements. If a Holder shall fail to execute a Restricted Stock Award Agreement and, if applicable, an escrow agreement and stock powers, the Award shall be null and void. Subject to the restrictions set forth in Section 10(b), the Holder shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. At the discretion of the Committee, cash dividends and stock dividends with respect to the Restricted Stock may be either currently paid to the Holder or withheld by the Company for the Holder's account, and interest may be paid on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee. Cash dividends or stock dividends so withheld by the Committee shall not be subject to forfeiture.

                       (iii) Upon the Award of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Holder to be issued and, if it so determines, deposited together with the stock powers with an escrow agent designated by the Committee. If an escrow arrangement is used, the Committee shall cause the escrow agent to issue to the Holder a receipt evidencing any stock certificate held by it registered in the name of the Holder.

                        (iv)  The terms and conditions of a grant of
                    Phantom Stock Units shall be reflected in a written Award Agreement. No shares of Stock shall be issued at the time a Phantom Stock Unit Award is made, and the Company will not be required to set aside a fund for the payment of any such Award. Holders of Phantom Stock Units shall receive an amount equal to the cash dividends paid by the Company upon one share of Stock for each Phantom Stock Unit then credited to such Holder's account ("Dividend Equivalents"). The Committee shall, in its sole discretion, determine whether to credit to the account of, or to currently pay to, each Holder of an Award of Phantom Stock Units such Dividend Equivalents. Dividend Equivalents credited to a Holder's account shall be subject to forfeiture on the same basis as the related Phantom Stock Units, and may bear interest at a rate and subject to such terms as are determined by the Committee.

               (b)   Restrictions

                         (i) Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (1) if an escrow arrangement is used, the Holder shall not be entitled to delivery of the stock certificate; (2) the shares shall be subject to the restrictions on transferability set forth in the Award agreement; (3) the shares shall be subject to forfeiture until the expiration of the Restricted Period, upon the termination of employment or service with the Company or a Subsidiary, to the extent provided in Section 13 and the Award Agreement and, to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Holder to such shares and as a shareholder shall terminate without further obligation on the part of the Company.

                        (ii)  Phantom Stock Units awarded to any
                    Participant shall be subject to (1) forfeiture until the expiration of the Restricted Period, upon the termination of employment or service with the Company or a Subsidiary, to the extent provided in Section 13 and the Award Agreement, and to the extent such Awards are forfeited, all rights of the Holder to such Awards shall terminate without further obligation on the part of the Company and (2) such other terms and conditions as may be set forth in the applicable Award Agreement.

                       (iii) The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Phantom Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Award or Phantom Stock Award, such action is appropriate.

               (c) Restricted Period. The Restricted Period of Restricted Stock or Phantom Stock Units shall commence on the Date of Grant and shall expire from time to time as to that part of the Restricted Stock or Phantom Stock Units indicated in a schedule established by the Committee and set forth in a written Award Agreement.

               (d) Delivery of Restricted Stock and Settlement of Phantom Stock Units. Upon the expiration of the Restricted Period with respect to any shares of Stock covered by a Restricted Stock Award, the restrictions set forth in Section 11(b) and the Award Agreement shall be of no further force or effect with respect to shares of Restricted Stock which have not then been forfeited. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Holder, or his beneficiary, without charge, the Stock Certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Holder's account with respect to such Restricted Stock and the interest thereon, if any.

               Upon the expiration of the Restricted Period with respect to any Phantom Stock Units covered by a Phantom Stock Unit Award, the Company shall deliver to the Holder, or his beneficiary, without charge, one share of Stock for each Phantom Stock Unit which has not then been forfeited and with respect to which the Restricted Period has expired and cash equal to any Dividend Equivalents credited with respect to each such Phantom Stock Unit and the interest thereon, if any; provided, however, that, if so noted in the applicable Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Stock in lieu of delivering only Stock for Vested Units. If cash payment is made in lieu of delivering Stock, the amount of such payment shall be equal to the Fair Market Value of the Stock as of the date on which the Restricted Period lapsed with respect to such Phantom Stock Unit.

               (e) Stock Restrictions. Each certificate representing Restricted Stock awarded under the Plan shall bear the following legend until the end of the Restricted Period with respect to such Stock:

                    "Transfer of this certificate and the shares
               represented hereby is restricted pursuant to the terms of a Restricted Stock Agreement, dated as of _____________ , between RCN Corporation and ______________. A copy of such Agreement is on file at the offices of the Company at _____________________________."

Stop transfer orders shall be entered with the Company's transfer agent and registrar against the transfer of legended securities.

12. Other Awards

               The Committee may issue unrestricted Stock or any other Stock-based award, including performance-based Options, under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine. Stock bonus awards under the Plan may be granted as, or in payment of, a bonus, or to provide incentives or recognize special achievements or contributions.

13. Expiration of Award upon Termination of Employment

               Except as otherwise determined by the Committee and set forth in an Award Agreement, the following provisions will apply to Awards upon a Holder's termination of employment with the Company or a Subsidiary, C-TEC or CMI, as the case may be.

               (a)   Options, OSOs and SARs

                         (i) If prior to the end of the Option Period (with respect to any Option, OSO or SAR), the Holder shall undergo a Normal Termination, all unvested Options, OSOs and SARs then held by such holder shall expire on the date of Normal Termination and all vested options, OSOs and SARs then held by such Holder shall expire on the earlier of the last day of the respective Option Period or the Date that is three months after the date of such Normal Termination. All vesting with respect to Options, OSOs and SARs shall cease on the date of Normal termination and all Options, OSOs and SARs which are vested as of such date shall remain exercisable by the Holder until their expiration as provided above.

                        (ii) If the Holder dies prior to the end of the Option Period (with respect to any Option, OSO or SAR) and while still in the employ or service of the Company or a Subsidiary, C-TEC or CMI, C-TEC or CMI, as the case may be, or within three months of Normal Termination, all unvested Options, OSOs and SARs then held by such Holder shall expire on the date of death and all other Options, OSOs and SARs then held by such Holder shall expire on the earlier of the last day of the respective Option Period or the date that is one year after the date of the death of the Holder. All vesting with respect to Options, OSOs and SARs shall cease on the earlier of the date of Normal termination or the date of death and all such Options, OSOs and SARs which are vested as of such date shall remain exercisable by the person or persons to whom the Holder's rights under the Options, OSOs and SARs pass by will or the applicable laws of descent and distribution until their expiration as provided above.

               (b)  Restricted Stock, Phantom Stock Units and Phantom Share
                    Units

                         (i) Upon a Normal termination prior to the end of any Restricted Period, all Restricted Stock and Phantom Stock Units shall be forfeited with respect to the portion of such Awards for which restrictions have not lapsed at the time of such termination. Upon a Normal Termination prior to the end of any Award Period, all Performance Share Units which have not theretofore become vested and earned shall expire; provided, however, that the Committee may, in its sole discretion, award a pro rata portion of any Performance Share Unit Award representing the degree of attainment of the Performance Goals related thereto over the period prior to termination.

                        (ii) Upon a Holder's death prior to the end of any restricted Period, all restricted Stock and Phantom Stock Units shall be forfeited with respect to the portion of such Awards for which restrictions have not lapsed at the time of such death. Upon a Holder's death prior to the end of any Award Period, all Performance Share Units which have not theretofore become vested and earned shall expire; provided, however, that the Committee may, in its sole discretion, award a pro rata portion of any Performance Share Unit Award representing the degree of attainment of the Performance Goals related thereto over the period prior to death.

               (c) Termination for Reasons Other Than Normal termination or Death

                         (i) If a Holder ceases employment or service with the Company or Subsidiary, C-TEC or CMI, C-TEC or CMI, as the case may be, for any reason other than Normal Termination or death, all Options, OSOs, SARs, Restricted Stock (with respect to which restrictions have not lapsed), Phantom Stock Units (with respect to which restrictions have not lapsed) and Performance Share Units then held by such Holder shall expire immediately upon such cessation of employment or service.

14. General

               (a) Additional Provisions of an Award. Awards under the Plan also may be subject to such other provisions (whether or not applicable to the benefit awarded to any other Participant) as the Committee determines appropriate including, without limitation, provisions to assist the Participant in financing the purchase of Stock upon the exercise of Options, provisions for the forfeiture of or restrictions on resale or other disposition of shares of Stock acquired under any Award, provisions giving the Company the right to repurchase shares of Stock acquired under any Award in the event the Participant elects to dispose of such shares, and provisions to comply with Federal and state securities laws and Federal and state tax withholding requirements. Any such provisions shall be reflected in the applicable Award agreement.

               (b) Privileges of Stock Ownership. Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of stock ownership in respect of shares of Stock which are subject to Awards hereunder until such shares have been issued to that person.

               (c) Government and other Regulations. The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company have received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Stock to be offered or sold under the Plan. If the shares of Stock to be offered or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

               (d) Tax Withholding. Notwithstanding any other provision of the Plan, the Company or a Subsidiary, as appropriate, shall have the right to deduct from all Awards cash and/or Stock, valued at Fair Market Value on the date of payment, in an amount necessary to satisfy all Federal, state or local taxes as required by law to be withheld with respect to such Awards and, in the case of Awards paid in Stock, the Holder or other person receiving such Stock may be required to pay to the Company prior to delivery of such Stock, the amount of any such taxes which the Company is required to withhold, if any, with respect to such Stock. Subject in particular cases to the disapproval of the Committee, the Company may accept shares of Stock of equivalent Fair Market Value in payment of such withholding tax obligations if the Holder of the Award elects to make payment in such manner.

               (e) Claim to Awards and Employment Rights. No employee or other person shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any participant any right to be retained in the employ or service of the Company or any Subsidiary.

               (f) Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary who shall be entitled to receive the rights or amounts payable with respect to an Award due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by the Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

               (g) Payment to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

               (h) No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company have to indemnify them or hold them harmless.

               (i) Governing law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed within such state, without regard to principles of conflicts of law thereof, except as such laws may be supplanted by the federal laws of the United States of America, which laws shall then govern its effect and its construction to the extent they supplant Delaware law.

               (j) Funding. No provision of the Plan shall require the Company, for the purposes of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Holders shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

               (k) Nontransferability. A person's rights and interest under the Plan, including amounts payable, may not be sold, assigned, donated, or transferred or otherwise disposed of, mortgaged, pledged or encumbered except, in the event of a Holder's death, to a designated beneficiary to the extent permitted by the Pan, or in the absence of such designation, by will or the laws of descent and distribution; provided, however, the Committee may, in its sole discretion and subject to such conditions as it may establish, allow for transfer of Awards other than Incentive Stock Options to other persons or entities.

               (l) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself.

               (m) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

               (n) Expenses. The expenses of administering the Plan shall be borne by the Company.

               (o) Pronouns. Masculine pronouns and other words of masculine gender shall refer to both men and women.

               (p) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

15.  Changes in Capital Structure

               Awards granted under the Plan and any agreements evidencing such Awards shall be subject to equitable adjustment or substitution, as determined by the Committee in its sole discretion, as to the number of shares, the Multiplier (with respect to OJOs), the exercise price, the price or kind of a share of Stock or other consideration subject to such Awards (i) in the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, spinoffs, split-ups or other relevant changes in capitalization occurring after the Date of Grant of any such Award, (ii) in the event of any change in applicable laws or any change in circumstances which results or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan, or (iii) upon the occurrence of any other event which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. In addition, upon any such event, the aggregate number of shares of Stock available under the Plan and the maximum number of shares of Stock with respect to which any one person may be granted in connection with Awards, during any year shall be appropriately adjusted by the Committee, whose determination shall be conclusive. With respect to Awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code, such adjustments or substitutions shall be made only to the extent that the Committee determines that such adjustments or substitutions may be made without a loss of deductibility for such Awards under Section 162(m) of the Code.
The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

               Notwithstanding the above, in the event of any of the following:

               (a) The Company is merged or consolidated with another corporation or entity and, in connection therewith, consideration is received by shareholders of the Company in a form other than stock or other equity interests of the surviving entity;

               (b) All or substantially all of the assets of the Company are acquired by another person;

               (c)  The reorganization or liquidation of the Company; or

               (d) The Company shall enter into a written agreement to undergo an event described in clauses (a), (b) or (c) above,

then the Committee may, in its sole discretion and upon at least 10 days advance notice to the affected persons, cancel any outstanding Awards and pay to the Holders thereof, in cash, the value of such Awards and pay to the Holders thereof, in cash, the value of such Awards based upon the price per share of Stock received or to be received by other shareholders of the Company in the event. The terms of this Section 15 may be varied by the Committee in any particular Award agreement.

16.  Change in Control

               Upon the occurrence of a Change in Control (i) all outstanding Options, OSOs and freestanding SARs shall be come immediately exercisable in full, (ii) all restrictions with respect to outstanding shares of Restricted Stock shall lapse, (iii) all outstanding Phantom Stock Units will be immediately converted into shares of Stock, or cash equivalents at the discretion of the Committee, and paid out to such Holders, (iv) the Committee will make a determination on the degree of achievement of all Performance Goals with respect to outstanding Performance Share Units and shall make such payments with respect thereto as it deems appropriate and (v) all other Awards shall accelerate and become payable as determined by the Committee.

17.  Nonexclusivity of the Plan

               Neither the adoption of the Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitations, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

18.  Amendments and Termination

               The Board may at any time terminate the Plan. With the express written consent of an individual Participant, the Board or the Committee may cancel or reduce or otherwise alter outstanding Awards if, in its judgment, the tax, accounting, or other effects of the plan or potential payout thereunder would not be in the best interest of the Company. The Board or the Committee may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the plan in whole or in part; provided, however, that no amendment which requires stockholder approval in order for the plan to continue to comply with Section 162(m) of the Code shall be effective unless the same shall be approved by the requisite vote of the stockholders of the Company.

                       *               *               *

As adopted by the Board of Directors of
RCN Corporation as of
[________], 1997


By:________________________________
    [Name, Title]